EXHIBIT 99.1

ICU Medical, Inc. Reports First Quarter 2008 Results

Company Reaffirms Full-Year 2008 Outlook of $200 Million in Revenue and Diluted Earnings of $1.50 Per Share

SAN CLEMENTE, Calif., April 17, 2008 (PRIME NEWSWIRE) -- ICU Medical, Inc. (Nasdaq:ICUI), a leading low cost manufacturer of safe medical connectors, custom medical products and critical care devices, today announced results for the first quarter ended March 31, 2008.

First quarter of 2008 revenue was $44.7 million, compared to $48.8 million in the same period last year. Net income for the first quarter of 2008 was $2.9 million, or $0.20 per diluted share, as compared to net income of $4.5 million, or $0.29 per diluted share, for the first quarter of 2007. The first quarter of 2007 results exclude the after tax income benefit from a legal settlement of $5.3 million or 34 cents per share.

Scott Lamb, ICU Medical's Chief Financial Officer said, "We are pleased with our first quarter results which were in line with our expectations. The strong performance of our new oncology products line and existing CLAVE and custom CLAVE products were partially offset by a decline in critical care products distributed by Hospira. During the first quarter, Hospira deployed a dedicated team to sell our critical care products and we are optimistic that this team combined with new products will enable us to eventually experience better results from this product line.

"In the latter half of the first quarter 2008, we initiated a full launch of our oncology portfolio of products. This line generated sales of $1.3 million during the first quarter 2008 and we are on track to increase our oncology sales tenfold in 2008 compared to 2007."

Mr. Lamb continued, "During the last 10 days of December and early January, we reduced our plant operating hours in order to perform planned preventative maintenance and this affected our gross margins by three and a half percentage points. Excluding this maintenance, we would have achieved gross margins of 43% compared to 39% for the comparable period last year."

Operating cash flow was $4.7 million for the first quarter of 2008. As of March 31, 2008, cash and investments totaled $99.1 million and working capital was $136.5 million.

For the full fiscal year of 2008, management reaffirmed its outlook of approximately $200 million in revenue and diluted earnings of approximately $1.50 per share.

The Company will be conducting a conference call concerning its first quarter ended March 31, 2008 results at 4:30 p.m. EDT (1:30 p.m. PDT) on Thursday, April 17, 2008. The call can be accessed at 800-561-2718, passcode 47135968 or by replay at 888-286-8010, passcode 75011305. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at http://www.icumed.com, clicking on the Investors tab, clicking on the Webcast icon and following the prompts. The webcast will also be available by replay. Certain information provided as part of that call will be provided on the Company's website at http://www.icumed.com within 48 hours of the call.

The foregoing statement concerning Management's expectation with respect to future results is a forward-looking statement based upon the best information currently available to Management and assumptions Management believes are reasonable, but Management does not intend the statement to be a representation as to future results. Future results are subject to risks and uncertainties, including the risk factors described in the Company's filings with the Securities and Exchange Commission, which include those in the Form 10-K for the year ended December 31, 2007. Actual results in the future may differ materially from Management's current expectations.

                  ICU Medical, Inc. and Subsidiaries
                 Condensed Consolidated Balance Sheets
        (Amounts in thousands, except share and per share data)

                                ASSETS

                                                  3/31/08     12/31/07
                                                 --------     --------
                                               (unaudited)       (1)
 CURRENT ASSETS:
   Cash and cash equivalents                     $ 37,595     $  7,873
   Marketable securities                           61,540       87,770
                                                 --------     --------
     Cash, cash equivalents and marketable
      securities investments                       99,135       95,643
                                                 --------     --------
   Accounts receivable, net of allowance for
    doubtful accounts of $583 and $655 as of
    March 31, 2008 and December 31, 2007,
    respectively                                   26,354       26,115
   Inventories                                     21,275       19,504
   Prepaid income taxes                             1,923        2,740
   Prepaid expenses and other current assets        3,861        4,746
   Deferred income taxes - current portion          4,181        4,509
                                                 --------     --------
     Total current assets                         156,729      153,257
                                                 --------     --------

 PROPERTY AND EQUIPMENT, net                       73,677       72,708
 INTANGIBLE ASSETS, net                            11,600       11,884
 DEFERRED INCOME TAXES - non-current                2,689        2,432
 INCOME TAXES RECEIVABLE - non-current              1,848        1,848
 OTHER ASSETS                                         465          465
                                                 --------     --------
                                                 $247,008     $242,594
                                                 ========     ========

                 LIABILITIES AND STOCKHOLDERS' EQUITY

 CURRENT LIABILITIES:
   Accounts payable                              $  7,741     $  8,439
   Accrued liabilities                             12,515       13,036
                                                 --------     --------
     Total current liabilities                     20,256       21,475
                                                 --------     --------

 DEFERRED INCOME TAXES - non-current portion        4,325        4,325
 INCOME TAXES PAYABLE - non-current portion         2,890        2,890
 COMMITMENTS AND CONTINGENCIES                         --           --

 STOCKHOLDERS' EQUITY:
   Convertible preferred stock, $1.00 par
    value - Authorized - 500,000 shares,
    issued and outstanding - none                      --           --
   Common stock, $0.10 par value - Authorized -
    80,000,000 shares, issued 14,746,951 shares
    at March 31, 2008 and December 31, 2007         1,475        1,475
   Additional paid-in capital                      70,846       74,805
   Treasury stock, at cost - 890,673 and
    1,057,501 shares at March 31, 2008 and
    December 31, 2007, respectively               (34,183)     (40,776)
   Unrealized holding loss                           (635)          --
   Retained earnings                              179,902      177,004
   Accumulated other comprehensive income           2,132        1,396
                                                 --------     --------
     Total stockholders' equity                   219,537      213,904
                                                 --------     --------
                                                 $247,008     $242,594
                                                 ========     ========

 (1) December 31, 2007 balances were derived from audited
     consolidated financial statements.

                  ICU Medical, Inc. and Subsidiaries
              Condensed Consolidated Statements of Income
        (Amounts in thousands, except share and per share data)
                              (unaudited)

                                              Quarter ended March 31,
                                            --------------------------
                                                2008           2007
                                            -----------    -----------
 REVENUES:
   Net sales                                $    43,671    $    47,663
   Other                                            983          1,170
                                            -----------    -----------
 TOTAL REVENUE                                   44,654         48,833

 COST OF GOODS SOLD                              26,883         29,617

                                            -----------    -----------
     Gross profit                                17,771         19,216
                                            -----------    -----------
 OPERATING EXPENSES:
   Selling, general and administrative           13,108         11,999
   Research and development                       2,019          1,851
                                            -----------    -----------
     Total operating expenses, net               15,127         13,850
                                            -----------    -----------

     Income from operations                       2,644          5,366

 OTHER INCOME                                     1,556          9,399
                                            -----------    -----------
     Income before income taxes and
      minority interest                           4,200         14,765

 PROVISION FOR INCOME TAXES                      (1,302)        (5,020)
 MINORITY INTEREST                                   --             70
                                            -----------    -----------

 NET INCOME                                 $     2,898    $     9,815
                                            ===========    ===========
 NET INCOME PER SHARE
     Basic                                  $      0.21    $      0.67
     Diluted                                $      0.20    $      0.63

 WEIGHTED AVERAGE NUMBER OF SHARES
     Basic                                   13,751,622     14,581,699
     Diluted                                 14,375,751     15,614,711

                  ICU Medical, Inc. and Subsidiaries
            Condensed Consolidated Statements of Cash Flows
                        (Amounts in thousands)
                              (unaudited)

                                                Quarter ended March 31,
                                                 ---------------------
                                                   2008         2007
                                                 --------     --------
 CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                      $  2,898     $  9,815
 Adjustments to reconcile net income to net
  cash provided by operating activities:
     Depreciation and amortization                  3,410        2,566
     Provision for doubtful accounts                  (38)          57
     Minority interest                                 --          (70)
     Stock compensation                               416          181
     Cash provided (used) by changes in operating
      assets and liabilities
       Accounts receivable                            172         (306)
       Inventories                                 (1,646)         151
       Prepaid expenses and other assets              566         (560)
       Accounts payable                              (699)        (550)
       Accrued liabilities                           (568)         327
       Prepaid and deferred income taxes              152        4,769
                                                 --------     --------
     Net cash provided by operating activities      4,663       16,380
                                                 --------     --------

 CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment             (3,592)      (7,064)
   Proceeds from finance loan repayments               24           23
   Purchases of marketable securities              (9,027)     (17,790)
   Proceeds from sale of marketable securities     34,622       11,729
                                                 --------     --------
   Net cash provided (used) by investing
    activities                                     22,027      (13,102)
                                                 --------     --------

 CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from exercise of stock options          1,071          602
   Proceeds from employee stock purchase plan         744          742
   Tax benefits from exercise of stock options        954          140
   Purchase of treasury stock                          --       (8,613)
                                                 --------     --------
   Net cash provided (used) by financing
    activities                                      2,769       (7,129)
                                                 --------     --------

 Effect of exchange rate changes on cash              263            4
                                                 --------     --------

 NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS                                      29,722       (3,847)

 CASH AND CASH EQUIVALENTS, beginning of period     7,873       13,153
                                                 --------     --------
 CASH AND CASH EQUIVALENTS, end of period        $ 37,595     $  9,306
                                                 ========     ========

CONTACT:  ICU Medical, Inc.
          Scott E. Lamb, Chief Financial Officer
          (949) 366-2183

          Integrated Corporate Relations
          John F. Mills, Managing Director
          (310) 954-1100